FOR IMMEDIATE RELEASE

CONTACT:	Jeff Tryka, CFA
Investor Relations, Lambert & Co.
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2021

Fourth Quarter Highlights
▪Net sales of $164.3 million
• $11.6 million decrease from fourth quarter of 2020
▪Gross profit of $16.0 million
•$16.9 million decrease from fourth quarter of 2020
▪Gross profit margin(4) decreased to 9.7% from 18.7% in the fourth quarter of 2020
▪Net loss from continuing operations of $16.2 million
• $10.3 million deterioration from fourth quarter of 2020
▪Adjusted EBITDA(1) of $(8.0) million
• $15.3 million decrease from fourth quarter of 2020

Full Year Highlights
▪Net sales of $782.1 million
• $120.9 million increase compared to prior year
▪Gross profit of $142.6 million
•$22.0 million increase compared to prior year
▪Gross profit margin(4) remained constant at 18.2% compared to prior year
▪Net loss from continuing operations of $33.1 million
• $4.4 million increase compared to prior year
▪Adjusted EBITDA(1) of $35.7 million
• $9.3 million increase compared to prior year

Plymouth, Michigan, March 10, 2022 — Horizon Global Corporation (NYSE: HZN), one of the leading manufacturers of branded towing and trailering equipment, today reported fourth quarter and full year financial results for 2021.
“Our Q4 and full year 2021 financial performance is consistent with the preliminary results communicated in mid-February,” stated Terry Gohl, Horizon Global’s President and Chief Executive Officer. “Our net sales during Q4 2021 were significantly impacted by macroeconomic headwinds, including supply chain, logistics and material constraints, which resulted in approximately $31.0 million of delayed sales as we exited the quarter. In addition, increased steel and freight costs, up approximately 145% and 209%, respectively, in the Americas, and operational inefficiencies relating to last minute OEM production changes drove lower gross profit and Adjusted EBITDA levels.”

Gohl continued, “While our pricing actions to recover material economics are largely complete, implementation of pricing generally lags one to two quarters and, as a result, will be recognized in 2022. The previously mentioned macroeconomic headwinds, coupled with a strategic build of high-volume SKUs ahead of the 2022 selling season, drove a substantial increase in inventories at year-end. Inventories are expected to return to more normalized levels as we reduce purchases in 2022 and, importantly, deliver against both our Americas year-end open order book of $57.1 million and expected demand during the 2022 selling season.”
2021 Fourth Quarter Segment Results
Horizon Americas. Net sales increased $5.6 million, or 5.8%, to $102.4 million when compared to the fourth quarter of 2020. The net sales increase was primarily driven by a $6.0 million combined increase in the retail and industrial sales channels. Gross profit decreased $6.7 million, driven by unfavorable cost performance, primarily attributable to unfavorable material, supply chain and other manufacturing input costs, partially offset by related customer price increases, associated with global macroeconomic factors. Adjusted EBITDA(1) decreased to $3.5 million for the quarter, as compared to $10.9 million for the fourth quarter of 2020, driven primarily by the unfavorable gross profit.
Horizon Europe-Africa. Net sales decreased $17.2 million, or 21.7%, to $61.9 million when compared to the fourth quarter of 2020. The net sales decrease was primarily driven by a $12.5 million decrease in the automotive OEM sales channel, as well as a $5.5 million combined decrease in the automotive OES and aftermarket sales channels. Gross profit decreased $10.2 million, due to lower net sales, coupled with unfavorable material, supply chain and other manufacturing input costs associated with global macroeconomic factors, which were not able to be fully recovered via commercial pricing recoveries. Adjusted EBITDA(1) declined to $(7.0) million for the quarter, as compared to $2.5 million for the fourth quarter of 2020, driven by the unfavorable gross profit.
Balance Sheet and Liquidity. Cash and Availability(2) was $39.2 million, a reduction of $44.2 million compared to December 31, 2020. Working Capital(3) was $108.8 million, an increase of $53.2 million compared to December 31, 2020, primarily driven by increased inventory levels. The increased inventory was attributable to global macroeconomic factors, including increased commodity and logistics costs, and supply chain and material constraints. Gross debt increased $34.8 million to $300.9 million compared to December 31, 2020, primarily reflecting additional borrowings on the Company's ABL, due to additional working capital needs.

Summary
Gohl commented, “Horizon Global’s 2021 performance did not meet our expectations. This performance was driven by an extremely challenging back half of the year as supply chain, logistics and material constraints throttled our net sales levels and drove significantly higher input costs. These constraints will not disappear overnight, but we view them as relatively short-term and believe we are positioned to deliver strong financial results as 2022 progresses. Our inventory position will allow us to address our open order book and continued heightened demand. Expected lower steel costs and the implementation of a multi-port strategy should result in lower input costs during 2022. Further, commercial pricing recovery recognized throughout 2022 should further bolster gross profit levels."
Gohl closed, "I’d like to take this opportunity to thank the global team for their continued dedication throughout unprecedented circumstances. The foundation of our business is solid and we remain focused on creating long-term value for shareholders.”

Conference
Horizon Global will host a conference call regarding fourth quarter and full year 2021 earnings on Thursday, March 10, 2022 at 8:30 a.m. Eastern Time. The conference call will be hosted by Horizon Global's President and Chief Executive Officer, Terry Gohl, and Dennis Richardville, Chief Financial Officer. Participants on the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 825-9786 and from outside the U.S. at (412) 902-4185. Please use the conference identification number 10155642.
The fourth quarter and full-year 2021 results and supplemental materials, including a presentation in PDF format, will be distributed before the market opens on March 10, 2022, and will be available on the Company’s website at www.horizonglobal.com prior to the start of the call.
The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.

A replay of the call will be available on Horizon Global’s website or by phone by dialing (877) 344-7529 and from outside the U.S. at (412) 317-0088. Please use the conference identification number 10155642. The telephone replay will be available approximately two hours after the end of the call and continue through March 24, 2022.

About Horizon Global
Headquartered in Plymouth, MI, Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver premium products for our customers, engage with our employees and realize value creation for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: Draw-Tite, Reese, Westfalia, BULLDOG, Fulton and Tekonsha. Horizon Global has approximately 3,800 employees.
For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. Forward-looking statements speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition and liquidity, including, without limitation, supply chain and logistics issues and inflationary pressures; liabilities and restrictions imposed by the Company’s debt instruments, including the Company’s ability to comply with the applicable financial covenants related thereto; market demand; competitive factors; supply constraints and shipping disruptions; material, logistics and energy costs, including the increased material costs resulting from the COVID-19 pandemic; inflation and deflation rates; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas, or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of the Company’s business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; factors affecting the Company’s business that are outside of its control, including the impact of the conflict between Russia and Ukraine, natural disasters, pandemics, including the current COVID-19 pandemic, accidents and governmental actions; and other risks that are discussed in Part I, Item 1A, “Risk Factors.” in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2021. The risks described in the Company’s Annual Report on Form 10-K are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)	Please refer to “Company and Business Segment Financial Information” which details certain costs, expense, other charges, that are included in the determination of net income attributable to Horizon Global under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results. The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP. Adjusted EBITDA, as determined and measured by Horizon Global, should also not be compared to similarly titled measures reported by other companies.
(2)	"Cash and Availability" refers to “cash and cash equivalents” and amounts of cash accessible but undrawn from credit facilities.
(3)
“Working Capital” defined as "total current assets" excluding "cash, cash equivalents and restricted cash", less "total current liabilities" excluding "current maturities, long-term debt" and "short-term operating lease liabilities".

(4)	“Gross Profit Margin” refers to “gross profit” as a percentage of “net sales”.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,780	$44,970
Restricted cash	5,490	5,720
Receivables, net	80,720	87,420
Inventories	162,830	115,320
Prepaid expenses and other current assets	12,340	11,510
Total current assets	273,160	264,940
Property and equipment, net	71,610	74,090
Operating lease right-of-use assets	37,810	47,310
Goodwill	—	3,360
Other intangibles, net	48,910	58,230
Deferred income taxes	1,750	1,280
Other assets	5,680	7,280
Total assets	$438,920	$456,490
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current maturities, long-term debt	$3,780	$14,120
Accounts payable	102,190	99,520
Short-term operating lease liabilities	11,010	12,180
Accrued liabilities	44,870	59,100
Total current liabilities	161,850	184,920
Gross long-term debt	297,070	251,960
Unamortized debt issuance costs and discount	(26,520)	(20,570)
Long-term debt	270,550	231,390
Deferred income taxes	1,920	3,130
Long-term operating lease liabilities	35,930	46,340
Other long-term liabilities	8,920	14,560
Total liabilities	479,170	480,340
Total Horizon Global shareholders' deficit	(33,690)	(18,690)
Noncontrolling interest	(6,560)	(5,160)
Total shareholders' deficit	(40,250)	(23,850)
Total liabilities and shareholders' equity	$438,920	$456,490

Horizon Global Corporation
Consolidated Statements of Operations (unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net sales	$164,270	$175,860	$782,120	$661,230
Cost of sales	(148,300)	(142,980)	(639,540)	(540,680)
Gross profit	15,970	32,880	142,580	120,550
Selling, general and administrative expenses	(33,190)	(33,700)	(135,360)	(127,460)
Operating (loss) profit	(17,220)	(820)	7,220	(6,910)
Interest expense	(6,970)	(7,710)	(27,970)	(31,680)
Loss on debt extinguishment of Replacement Term Loan	—	—	(11,650)	—
Gain on debt extinguishment of Paycheck Protection Program Loan	7,530	—	7,530	—
Other (expense) income, net	(2,470)	960	(8,410)	(470)
Loss from continuing operations before income tax	(19,130)	(7,570)	(33,280)	(39,060)
Income tax benefit	2,970	1,750	160	1,580
Net loss from continuing operations	(16,160)	(5,820)	(33,120)	(37,480)
Loss from discontinued operations, net of income tax	—	—	—	(500)
Net loss	(16,160)	(5,820)	(33,120)	(37,980)
Less: Net loss attributable to noncontrolling interest	(430)	(410)	(1,400)	(1,420)
Net loss attributable to Horizon Global	$(15,730)	$(5,410)	$(31,720)	$(36,560)

Net loss per share attributable to Horizon Global:
Basic:
Continuing operations	$(0.58)	$(0.21)	$(1.17)	$(1.40)
Discontinued operations	—	—	—	(0.02)
Total	$(0.58)	$(0.21)	$(1.17)	$(1.42)
Diluted:
Continuing operations	$(0.58)	$(0.21)	$(1.17)	$(1.40)
Discontinued operations	—	—	—	(0.02)
Total	$(0.58)	$(0.21)	$(1.17)	$(1.42)
Weighted average common shares outstanding:
Basic	27,286,647	26,157,634	27,086,876	25,797,529
Diluted	27,286,647	26,157,634	27,086,876	25,797,529

Horizon Global Corporation
Consolidated Statements of Cash Flows (unaudited)
(Dollars in thousands)

	Twelve Months Ended December 31,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(33,120)	$(37,980)
Less: Net loss from discontinued operations	—	(500)
Net loss from continuing operations	(33,120)	(37,480)

Adjustments to reconcile net loss from continuing operations to net cash (used for) provided by operating activities:
Depreciation	14,680	16,290
Amortization of intangible assets	7,320	6,620
Loss on debt extinguishment of Replacement Term Loan	11,650	—
Gain on debt extinguishment of Paycheck Protection Program Loan	(7,530)	—
Amortization of original issuance discount and debt issuance costs	10,630	14,200
Deferred income taxes	(1,670)	(2,060)
Non-cash compensation expense	3,520	3,000
Paid-in-kind interest	650	8,120
Decrease (increase) in receivables	2,090	(12,230)
(Increase) decrease in inventories	(52,300)	24,220
Increase in prepaid expenses and other assets	(650)	(4,900)
(Decrease) increase in accounts payable and accrued liabilities	(5,170)	24,590
Other, net	7,200	(1,280)
Net cash (used for) provided by operating activities from continuing operations	(42,700)	39,090
Cash Flows from Investing Activities:
Capital expenditures	(20,460)	(13,310)
Other, net	20	90
Net cash used for investing activities from continuing operations	(20,440)	(13,220)
Cash Flows from Financing Activities:
Proceeds from borrowing on credit facilities	3,090	7,220
Repayments of borrowings on credit facilities	(3,030)	(4,800)
Proceeds from Senior Term Loan, net of issuance costs	75,300	—
Repayments of borrowings on Replacement Term Loan, including transaction fees	(94,940)	—
Proceeds from Revolving Credit Facility, net of issuance costs	45,820	54,680
Repayments of borrowings on Revolving Credit Facility	(12,000)	(32,760)
Proceeds from ABL revolving debt, net of issuance costs	—	8,000
Repayments of borrowings on ABL revolving debt	—	(27,920)
Proceeds from Paycheck Protection Program Loan	—	8,670
Proceeds from issuance of common stock warrants	16,300	—
Proceeds from exercise of common stock warrants	420	—
Other, net	(650)	(440)
Net cash provided by financing activities from continuing operations	30,310	12,650
Discontinued Operations:
Net cash used for discontinued operations	—	(500)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(590)	900
Cash and Cash Equivalents and Restricted Cash:
(Decrease) increase for the year	(33,420)	38,920
At beginning of year	50,690	11,770
At end of year	$17,270	$50,690
Supplemental disclosure of cash flow information:
Cash paid for interest	$19,620	$8,930
Cash paid for taxes, net of refunds	$2,550	$1,560

Appendix I

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP. Adjusted EBITDA, as determined and measured by Horizon Global, should also not be compared to similarly titled measures reported by other companies. The Company also uses operating profit (loss) to measure stand-alone segment performance.
Adjusted EBITDA is defined as net income (loss) attributable to Horizon Global before interest expense, income taxes, depreciation and amortization, and before certain items, as applicable, such as severance, restructuring, relocation and related business disruption costs, gains (losses) on extinguishment of debt, impairment of goodwill and other intangibles, non-cash stock compensation, certain product liability and litigation claims, acquisition and integration costs, gains (losses) on business divestitures and other assets, debt issuance costs, board transition support and non-cash unrealized foreign currency remeasurement costs.
The following table summarizes Adjusted EBITDA for our operating segments for the three months ended December 31, 2021 and 2020:

	Three months ended December 31, 2021				Three months ended December 31, 2020				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net loss attributable to Horizon Global				$(15,730)				$(5,410)	$(10,320)
Net loss attributable to noncontrolling interest				(430)				(410)	(20)
Net loss				$(16,160)				$(5,820)	$(10,340)
Interest expense				6,970				7,710	(740)
Income tax benefit				(2,970)				(1,750)	(1,220)
Depreciation and amortization				6,070				6,760	(690)
EBITDA	$2,810	$(9,410)	$510	$(6,090)	$9,870	$3,460	$(6,430)	$6,900	$(12,990)
Net loss attributable to noncontrolling interest	—	430	—	430	—	410	—	410	20
Severance	—	—	—	—	—	(210)	30	(180)	180
Restructuring, relocation and related business disruption costs	60	30	1,090	1,180	150	160	270	580	600
Non-cash stock compensation	—	—	930	930	—	—	810	810	120
Loss on business divestitures and other assets	430	1,310	180	1,920	460	—	—	460	1,460
Board transition support	—	—	—	—	—	—	(170)	(170)	170
Debt issuance costs	—	50	50	100	—	60	30	90	10
Gain on extinguishment of debt	—	—	(7,530)	(7,530)	—	—	—	—	(7,530)
Unrealized foreign currency remeasurement costs	160	640	280	1,080	410	(1,410)	(580)	(1,580)	2,660
Adjusted EBITDA	$3,460	$(6,950)	$(4,490)	$(7,980)	$10,890	$2,470	$(6,040)	$7,320	$(15,300)

The following table summarizes Adjusted EBITDA for our operating segments for the twelve months ended December 31, 2021 and 2020:

	Twelve Months Ended December 31, 2021				Twelve Months Ended December 31, 2020				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net loss attributable to Horizon Global				$(31,720)				$(36,560)	$4,840
Net loss attributable to noncontrolling interest				(1,400)				(1,420)	20
Net loss				$(33,120)				$(37,980)	$4,860
Interest expense				27,970				31,680	(3,710)
Income tax benefit				(160)				(1,580)	1,420
Depreciation and amortization				22,000				22,910	(910)
EBITDA	$46,040	$1,450	$(30,800)	$16,690	$34,030	$6,610	$(25,610)	$15,030	$1,660
Net loss attributable to noncontrolling interest	—	1,400	—	1,400	—	1,420	—	1,420	(20)
Loss from discontinued operations, net of income tax	—	—	—	—	—	—	500	500	(500)
Severance	50	—	—	50	530	(360)	20	190	(140)
Restructuring, relocation and related business disruption costs	(720)	80	1,060	420	1,700	170	740	2,610	(2,190)
Loss on extinguishment of debt	—	—	11,650	11,650	—	—	—	—	11,650
Non-cash stock compensation	—	—	3,520	3,520	—	—	3,000	3,000	520
Loss (gain) on business divestitures and other assets	3,450	1,310	190	4,950	1,480	(180)	20	1,320	3,630
Board transition support	—	—	—	—	—	—	(170)	(170)	170
Product liability and litigation claims	—	—	—	—	—	1,510	—	1,510	(1,510)
Debt issuance costs	—	120	340	460	—	60	1,870	1,930	(1,470)
Gain on extinguishment of debt	—	—	(7,530)	(7,530)	—	—	—	—	(7,530)
Unrealized foreign currency remeasurement costs	420	2,540	1,100	4,060	690	(550)	(1,070)	(930)	4,990
Adjusted EBITDA	$49,240	$6,900	$(20,470)	$35,670	$38,430	$8,680	$(20,700)	$26,410	$9,260

Segment Information

The following table summarizes financial information for our operating segments for the three months ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Change
	2021	2020	$	%
	(unaudited, dollars in thousands)
Net Sales
Horizon Americas	$102,350	$96,750	$5,600	5.8%
Horizon Europe‑Africa	61,920	79,110	(17,190)	(21.7)%
Total	$164,270	$175,860	$(11,590)	(6.6)%
Gross Profit
Horizon Americas	$18,460	$25,130	$(6,670)	(26.5)%
Horizon Europe‑Africa	(2,490)	7,750	(10,240)	(132.1)%
Total	$15,970	$32,880	$(16,910)	(51.4)%
Operating Profit (Loss)
Horizon Americas	$1,580	$8,620	$(7,040)	(81.7)%
Horizon Europe‑Africa	(13,080)	(2,350)	(10,730)	(456.6)%
Corporate	(5,720)	(7,090)	1,370	19.3%
Total	$(17,220)	$(820)	$(16,400)	(2,000.0)%
Adjusted EBITDA
Horizon Americas	$3,460	$10,890	$(7,430)	(68.2)%
Horizon Europe-Africa	(6,950)	2,470	(9,420)	(381.4)%
Corporate	(4,490)	(6,040)	1,550	25.7%
Total	$(7,980)	$7,320	$(15,300)	(209.0)%

The following table summarizes financial information for our operating segments for the twelve months ended December 31, 2021 and 2020:

	Twelve Months Ended December 31,		Change
	2021	2020	$	%
	(unaudited, dollars in thousands)
Net Sales
Horizon Americas	$456,410	$382,380	$74,030	19.4%
Horizon Europe‑Africa	325,710	278,850	46,860	16.8%
Total	$782,120	$661,230	$120,890	18.3%
Gross Profit
Horizon Americas	$112,120	$95,850	$16,270	17.0%
Horizon Europe‑Africa	30,460	24,700	5,760	23.3%
Total	$142,580	$120,550	$22,030	18.3%
Operating Profit (Loss)
Horizon Americas	$42,580	$27,950	$14,630	52.3%
Horizon Europe‑Africa	(10,530)	(8,390)	(2,140)	(25.5)%
Corporate	(24,830)	(26,470)	1,640	6.2%
Total	$7,220	$(6,910)	$14,130	204.5%
Adjusted EBITDA
Horizon Americas	$49,240	$38,430	$10,810	28.1%
Horizon Europe-Africa	6,900	8,680	(1,780)	(20.5)%
Corporate	(20,470)	(20,700)	230	1.1%
Total	$35,670	$26,410	$9,260	35.1%

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three Months Ended December 31, 2021			Twelve Months Ended December 31, 2021
	Horizon Americas	Horizon Europe‑Africa	Consolidated	Horizon Americas	Horizon Europe‑Africa	Consolidated
Revenue growth as reported	5.8%	(21.7)%	(6.6)%	19.4%	16.8%	18.3%
Less: currency impact	—%	(0.8)%	(0.4)%	(0.1)%	5.5%	2.3%
Revenue growth at constant currency	5.8%	(20.9)%	(6.2)%	19.5%	11.3%	16.0%